UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2006

0-13063

(Commission File Number)

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of Incorporation)	(IRS Employer Identification Number)

750 Lexington Avenue, New York, New York 10022

(Address of registrant’s principal executive office)

(212) 754-2233

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.              Other Events.

As previously reported, Scientific Games Corporation (“we”, “our”, or “the Company”) determined that our previously reported segments consisting of Lottery, Pari-mutuel, Venue Management and Telecommunications Products no longer reflected the way we manage the business. Beginning the first quarter of 2006, we reported our business in three segments – Printed Products, Lottery Systems and Diversified Gaming. The Printed Products segment includes the instant lottery ticket business and the pre-paid phone card business (formerly the Telecommunications Product Group). The Lottery Systems segment includes our online lottery business. The Diversified Gaming segment includes the pari-mutuel wagering systems business (formerly the Pari-mutuel Group) and the off-track wagering business (formerly the Venue Management Group).  Such changes in segment reporting were described and reflected in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

The purpose of this filing is to present certain information included in Items 7 and 8 of our Annual Report on Form 10-K for the year ended December 31, 2005 on a basis consistent with our current presentation of segment data.  Such information is presented as of December 31, 2005 and has not been updated to reflect any developments since the date of such Annual Report.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Description

23	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

99.1	Revised Items 7 and 8 of our 2005 Form 10-K information to conform to 2006 reporting segments.

99.2	Supplementary tables of quarterly business segment data for fiscal years 2005 and 2004 to conform to 2006 reporting segments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

By:	/s/ DeWayne Laird
	Name:	DeWayne Laird
	Title:	Vice President and Chief Financial Officer

Date:  June 8, 2006

Exhibit Index

Exhibit No.	Description

23	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm.

99.1	Revised Items 7 and 8 of our 2005 Form 10-K information to conform to 2006 reporting segments.

99.2	Supplementary tables of quarterly business segment data for fiscal years 2005 and 2004 to conform to 2006 reporting segments.